March 11, 2011

No. 420
WARRANT TO PURCHASE
SHARES OF COMMON STOCK OF
VYSTAR CORPORATION

This certifies that TOPPING LIFT CAPITAL LLC (together with its successors and assigns, the “Holder”), for value received, is entitled to purchase from VYSTAR CORPORATION, a Georgia corporation (the “Company”), having a place of business at 3235 Satellite Boulevard, Building 400, Suite 290, Duluth, Georgia 30096 (the “Principal Office”), for cash at the price of $0.01 per share (the “Stock Purchase Price”) at any time or from time to time on and after the date on which the first Advance (as defined in the hereinafter-defined Loan Agreement) is made under that certain Loan and Security Agreement between the Holder and the Company dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) up to and including 5:00 p.m. (Eastern time) on March 11, 2021 (the “Expiration Date”), an aggregate of 495,500 fully paid and non-assessable shares of the Company’s Common Stock (the “Shares”) upon surrender to the Company at the Principal Office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Exercise attached hereto as Exhibit A duly filled in and signed and upon payment in cash, by check or wire transfer, of the aggregate Stock Purchase Price for the number of Shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

For purposes of this Warrant, “Common Stock” shall mean the class of equity security, whether in the form of a common stock or other equity security, outstanding at the time of the exercise of this Warrant or new Warrant issued pursuant to Section 1.1, which has the right to elect a majority of the board of directors of the Company.  The parties hereto acknowledge that, if this Warrant were exercised as of the date hereof, the Common Stock purchasable hereunder would be the Company’s common stock $0.01 par value per share.

This Warrant is subject to the following terms and conditions.

1.           Exercise; Issuance of Certificates; Payment for Shares.

1.1           General.  This Warrant is exercisable at the option of the Holder, at any time or from time to time on and after the date on which the first Advance is made under the Loan Agreement up to and including the Expiration Date for all or any part of the Shares (but not for a fraction of a share), which may be purchased hereunder. The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Notice of Exercise, and payment made for such Shares.  Certificates for the Shares so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company’s expense within five (5) business days after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under this Warrant surrendered to the Holder within five (5) business days.  Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder and shall be registered in the name of the Holder.

1.2           Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Stock Purchase Price (calculated on a per share basis) therefor (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the Principal Office (or at such other location as the Company may advise the Holder in writing), in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

PFD =	WPFD (FMV-EP) FMV

Where:
PFD =	the number of shares of Common Stock to be issued to the Holder

WPFD =
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

FMV =	the fair market value of one share of Common Stock (at the date of such calculation) as determined below

EP =	Stock Purchase Price

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share shall be equal to the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the NASDAQ National Market System or on any exchange on which the Common Stock is listed, whichever is applicable, as published in The Wall Street Journal, averaged for the five trading days prior to the date of determination of the fair market value.

1.3           If the Holder has not elected to exercise this Warrant prior to the Expiration Date, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 1.2 effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of the Shares, unless the Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised.  If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

2.           Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but un-issued Common Stock when and as required to provide for the exercise in full of the rights represented by this Warrant.  The Company will take all such action as may be reasonably necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be responsible for Holder’s compliance with federal banking laws, if applicable.  If at any time the total number of shares of Common Stock issuable pursuant hereto, together with the maximum number of shares of Common Stock issuable upon conversion, exchange or exercise of (a) all then-outstanding securities (whether debt or equity) of the Company convertible or exchangeable for Common Stock and (b) all then-outstanding warrants and options to purchase Common Stock, would exceed the total number of shares of Common Stock then authorized by the Company’s articles of incorporation but un-issued, the Company shall promptly amend its articles of incorporation to increase the number of authorized shares of Common Stock such that there shall be a sufficient number of authorized and un-issued shares of Common Stock available at all times to effect the exercise hereof.

3.           Anti-dilution Adjustments.  The shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

3.1           Stock Dividend, Split or Combination.  If at any time the Company shall (a) pay a dividend in shares of Common Stock, (b) subdivide or split any outstanding shares of Common Stock into a greater number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issue, by reclassification or other change of its shares of Common Stock, any shares of its capital stock, in each case, without payment therefor, the amount and type of shares purchasable upon the exercise of this Warrant immediately prior thereto shall be appropriately adjusted thereafter, until further adjusted pursuant to this Section 3, so that the Holder shall be entitled to receive upon exercise of this Warrant, without payment therefor, that number and class or series of shares of Common Stock or other capital stock, which the Holder would have owned or have been entitled to receive after the happening of such event had the Holder exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the record date (in the case of any such dividend) or the effective date (in the case of any such subdivision, combination, reclassification, or issuance) retained such shares and/or additional capital stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 3.  An adjustment made pursuant to this Section 3.1 shall be made whenever any of such events shall occur, but shall become effective, retroactively after such record date or such effective date, as the case may be, as to any Warrant exercised between such record date or effective date and the date of happening of any such event.

3.2           Dividends in Other Stock and Property; Reclassification.  If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a)           any shares of stock or other securities, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing,

(b)           any cash paid or payable, or

(c)           additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than an event for which adjustment is otherwise made pursuant to Section 3.3), then and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property which the Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such other shares of stock and other securities and property.

3.3           Consolidation, Merger or Sale.  If any (a) reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (b) consolidation or merger of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (c) the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to purchase by payment of the Stock Purchase Price and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, all subject to further adjustment as provided in this Section 3.  The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.  Furthermore, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, at least ten (10) business days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such consolidation, merger or sale.  Any notice given in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or sale, as the case may be.

3.4           Notice of Adjustment.  Upon any adjustment pursuant to this Section 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, and, in case of a Holder with an address of record outside of the United States, by facsimile, and confirmed in writing by first air mail.   The notice shall be signed by the Company’s chief financial officer and shall state the nature of such adjustment, setting forth in reasonable detail the method of effecting the adjustment and the facts upon which such adjustment is based.   If at any time in addition to any of the adjustments set forth in this Section 3, an increase in the number of authorized and unissued shares of Common Stock is required pursuant to Section 2, the Company shall promptly provide to the Holder a certificate of the Secretary of the Company certifying that the requisite number of shares of Common Stock have been authorized to permit the exercise of this Warrant.

3.5           Other Notices.  If at any time:

(a)           the Company shall declare any cash dividend upon its Common Stock;

(b)           the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

(c)           the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(d)           there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(e)           there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, (i) at least ten (10) business days prior written notice (by the method set forth in Section 3.4) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least ten (10) business days prior written notice of the date when the same shall take place.  Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto.  Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

3.6           Certain Events.  If any change in the outstanding Common Stock or the capital structure of the Company occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares purchasable upon exercise of this Warrant or the application of such provisions, so as to protect such purchase rights as aforesaid.  The adjustment shall be such as will give the Holder upon exercise for the same aggregate Stock Purchase Price the total number, and kind of shares as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

4.           Transfer Tax.  The issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any transfer tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder being exercised.

5.           Closing of Books.  The Company will at no time close its transfer books against the transfer of any Warrant or of any Shares issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant, subject to the Company’s right to require compliance with applicable state and federal securities laws.

6.           No Voting or Dividend Rights; Limitations of Liability.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until and only to the extent that this Warrant shall have been exercised.  No provisions hereof, in the absence of affirmative action by the Holder to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7.           Transfer and Exchange.

7.1           Transfer.  This Warrant and all rights hereunder are transferable, in whole or in part, subject to compliance with applicable state and federal securities laws.

7.2           Exchange.   If the Holder transfers a portion of this Warrant to another party in accordance with Section 7.1, this Warrant is transferable on the books of the Company maintained for such purpose at the Principal Office (or at such other location as the Company may advise the Holder in writing) by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable (subject to the provisions of Section 7.1) and that when this Warrant shall have been so endorsed and transferred in accordance with Section 7.1, such taker and holder of this Warrant may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered Holder as the owner for all purposes.  Each taker and holder of this Warrant, by taking or holding the same, consents and agrees to be bound by all terms and conditions hereof.

8.           Rights and Obligations Survive Exercise of Warrant.  The rights and obligations under Sections 5, 9 and 10 of the Company, of the Holder and of the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Section 7 shall survive the exercise of this Warrant.

9.           Registration Rights.  The Holder shall have the following rights:

9.1           Piggyback Rights.

(a)           In addition, each time the Company shall determine to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (excluding a registration on Form S-4 or S-8, or successor forms thereto, or a registration statement on Form S-1 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company shall give prompt written notice of such determination to the Holder.  The Holder shall provide a written request to the Company if it desires to participate in such registration (each such request, a “Holder Notice”), accompanied by this Warrant, duly endorsed, together with a Notice of Exercise attached hereto, duly filled in and signed, and the prompt payment in cash, by check or wire transfer, of the aggregate Stock Purchase Price for the shares for which this Warrant is being exercised in accordance with Section 1, stating the number of shares of Common Stock to be registered, which Holder Notice must be given within fifteen (15) business days after the receipt by the Holder of the Company’s notice, provided that the Holder may condition the exercise of this Warrant upon such registration statement being declared effective and not being withdrawn or discontinued.  Upon receipt of the Holder Notice, except as expressly provided otherwise in this Section 9.1, the Company shall cause all shares of Common Stock issuable or having been issued (as applicable) upon exercise of this Warrant with respect to which the Holder has requested registration to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of Common Stock issuable or having been issued (as applicable) upon exercise hereof to be so registered.  The Company shall have the right to withdraw and discontinue registration pursuant to this Section 9.1 of the shares of Common Stock issuable or having been issued (as applicable) upon exercise of this Warrant, if at any time prior to the effective date of the registration statement, the registration of the securities to be registered on behalf of the Company or any other participating security holders is withdrawn or discontinued.

(b)           If the registration of which the Company gives written notice pursuant to this Section 9.1 is for a public offering involving an underwriting, the Company shall so advise the Holder as a part of its written notice.  In such event, the right of the Holder to registration pursuant to this Section 9.1 shall be conditioned upon the Holder’s participation in such underwriting as a selling stockholder (including the execution and delivery of the applicable underwriting agreement) and the inclusion of the Holder’s shares of Common Stock in the underwriting to the extent provided herein. However, Holder’s participation in such underwriting shall not be subject to the Holder agreeing to a lock-up period.  The Company shall not be required to include any of the shares of Common Stock issuable upon exercise of this Warrant in any registration statement to the extent the public offering involves an underwriting and the managing underwriter thereof advises the Company in writing that in their opinion the number of shares of Common Stock requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair market value.  To the extent the managing underwriter provides such advice and all securities other than securities to be registered pursuant to this Section 9.1 are to be registered on behalf of the Company, the shares of Common Stock to be included pursuant to this Section 9.1 shall be reduced pro rata taking into account the number of shares requested to be registered by each holder of warrants in relation to the total number of shares to be registered.  To the extent the managing underwriter provides such advice and shares of Common Stock are to be included in such registration statement on behalf of other participating stockholders as well as pursuant to this Section 9.1, the shares to be included in such registration statement shall be reduced, first, by reducing pro rata among such other selling stockholders the number of shares to be registered on their behalf taking into account the number of shares requested to be registered by such other selling stockholders in relation to the total number of shares to be registered and, second, reducing pro rata the number of shares to be registered on behalf of holders of warrants pursuant to this Section 9.1.

9.2           Procedure.  If and whenever the Company is required by the provisions of this Section 9 to effect the registration of shares of Common Stock issuable upon the exercise hereof under the Securities Act, the Company, at its expense and as expeditiously as possible shall, in accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement with respect to such securities and shall use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold or for one hundred twenty (120) days (whichever is less), and, during such period, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete.  The Company shall furnish to the Holder/or holder participating in such registration and to the underwriters of securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities.  In addition, the Company shall otherwise take such other actions as are necessary and appropriate to effect any such registration in compliance with all provisions of the Securities Act and all applicable state securities laws, including, without limitation, using its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky laws of such jurisdictions as reasonably necessary to effect the sale thereof and such other actions as the Holder shall reasonably request (provided that the Company shall not be required thereby to qualify to do business in such jurisdiction or consent, generally, to the service of process therein).  The Company shall promptly inform the Holder of any and all correspondence between the Company and the Commission with respect to such registration.  The Company shall pay all expenses of any registration pursuant to this Section 9.  In addition to other rights stated herein, the Company shall have the right to postpone for not more than ninety (90) days any registration pursuant to this Section 9 if (a) in the opinion of counsel for the Company, the Company would thereby be required to disclose information relating to pending corporate developments or business transactions involving the Company or its subsidiaries not otherwise then required by law to be publicly disclosed and (b) in the good faith judgment of the Board of Directors of the Company, such disclosure at such time could have a material adverse effect on the Company or any such corporate development or business transaction contemplated by the Company or its subsidiaries.

10.           No Impairment.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

11.           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12.           Notices.  Any notice, request, correspondence or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the Principal Office or such other address as either may from time to time provide to the other and shall be sent to the Holder located outside of the United States by facsimile confirmed in writing by first class air mail.

13.           Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.  All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant.  All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

14.           Descriptive Headings and Governing Law.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia, without regard to the conflict of laws principles thereof.

15.           Construction.  The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.  Unless the context of this Warrant clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant.  Section, clause, schedule, and exhibit references herein are to this Warrant unless otherwise specified.  Any reference in this Warrant to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

16.           Lost Warrants.  The Company represents and warrants to the Holder that upon receipt of evidence to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 11th day of March, 2011.

VYSTAR CORPORATION, a Georgia corporation

By:
William R. Doyle
Chairman, President and CEO

Exhibit A

NOTICE OF EXERCISE

Date:_______

Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by Vystar Corporation, a Georgia corporation (the “Company”), dated March 11, 2011 (the “Warrant”), to purchase thereunder that number of shares that will cause the undersigned to be the owner of  ______ Common Shares of the Company (the “Shares”), at a purchase price of $0.01 per share or an aggregate purchase price of _____________________________________ Dollars ($_____________) (the “Purchase Price”).

Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash, by check or wire transfer.

Very truly yours,

By:

Title: